ACAP CORPORATION
                10555 Richmond Avenue, 2nd Floor
                 Houston, Texas 77042


                           NOTICE OF
              ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held On May 8, 2000


To Our Stockholders:

The Annual Meeting of Stockholders of Acap Corporation (the
"Company") will be held Monday, May 8, 2000, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond
Avenue, 2nd Floor, Houston, Texas.

The purposes of the meeting are:

1. To elect a Board of Directors to serve for the ensuing year;

2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock of record at the close of business on March 28, 2000, are entitled to receive notice of and to vote at the meeting.

The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company to provide notice of the Company's Annual Meeting of Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

                           For the Board of Directors

                            H. Kathleen Musselwhite
                            Secretary

Houston, Texas
April 10, 2000
TABLE OF CONTENTS


General Information                               1

Voting                                            1

Election of Directors                             1

Meetings and Committees                           2

Security Ownership of Certain Owners              3

Executive Officers                                3

Security Ownership of Management                  4

Beneficial Ownership Reporting                    5

Executive Compensation                            5

Certain Relationships and Related Transactions    7

Independent Auditors                              7

Quorum for Meeting                                8

Submission of Stockholder Proposals               8

                         ACAP CORPORATION
                   10555 Richmond Avenue, 2nd Floor
                        Houston, Texas 77042

                      INFORMATION STATEMENT

                 WE ARE NOT ASKING YOU FOR A PROXY AND
               YOU ARE REQUESTED NOT TO SEND US A PROXY


GENERAL INFORMATION

This Information Statement is furnished on behalf of the Board of Directors of Acap Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Monday, May 8, 2000, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond
Avenue, 2nd Floor, Houston, Texas.  This Information
Statement is first being sent or given to stockholders of the Company on or about April 10, 2000.

VOTING

The common stock, $.10 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on March 28, 2000, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 7,224 shares of Common Stock outstanding (excluding shares held by the Company's subsidiary, which are not voted) and approximately 666 holders of the Common Stock. Each share of the Company's
Common Stock is entitled to one vote.

The shares owned by InsCap Corporation, the controlling stockholder of the Company, will be voted for the election of directors recommended by the Board of Directors.

ELECTION OF DIRECTORS

A Board of Directors consisting of three members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify. If, for any reason not known at present, any nominee is not available for election, InsCap
Corporation will vote for such substitute persons, if any, as shall be designated by the Board of Directors.

The affirmative vote of a majority of the shares of Common
Stock represented at the Annual Meeting is required to elect a director.

Brief statements setting forth the age (at March 28, 2000), the business experience during the past five years, the year in which first elected a director, which includes any period during which such nominee served as a director of American Capitol Insurance Company ("American Capitol") prior to the Company's formation, and other information concerning each nominee appear below. All such nominees are members of the present Board of Directors.

R. Wellington Daniels (85): Mr. Daniels has served as a director since 1987 and is a member of the Audit Committee.
Before his retirement in 1979, Mr. Daniels served as Director of National Accounts, American Cyanamid
Corporation. Mr. Daniels has also served as a director of InsCap since 1990.

William F. Guest (68): Mr. Guest has served as a director since 1984 and is Chairman of the Board. Mr. Guest has served as Chairman of the Board and President of the Company since 1985. Mr. Guest is the Chairman of the Board and Chief Executive Officer of each of the Company's life insurance subsidiaries and is a director and the President of InsCap. Mr. Guest is an attorney and prior to joining the Company and its affiliates was engaged in the private practice of law in Houston, Texas for many years.

C. Stratton Hill, Jr., M.D. (71): Dr. Hill has served as a director since 1984 and is a member and the Chairman of the Audit Committee. Dr. Hill is also the Medical Director of the Company's life insurance subsidiaries. Dr. Hill is a physician and has been engaged in the practice of medicine in Houston, Texas for many years.

MEETINGS AND COMMITTEES OF THE BOARD

During 1999 the Board of Directors of the Company held four meetings. In addition, there is one standing committee of the Board of Directors which has the authority and responsibilities and which met during 1999 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committee of the Board of Directors on which he served.

Audit Committee. The Audit Committee has the authority and responsibility to oversee the work of the independent public accountants for the Company and to meet with such accountants from time to time to determine the adequacy of the Company's accounting systems and controls and audit procedures. Two meetings of the Audit Committee were held in 1999.

Other Functions. There is no standing nominating committee or compensation committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions. American Capitol maintains a standing compensation committee which has the responsibility of recommending the amount and form of compensation and benefits for officers and other key employees of American
Capitol. The Company does not provide separate or additional compensation for its officers, all of whom are also officers of American Capitol, but is obligated to reimburse American Capitol for services provided to the Company by such persons in accordance with the terms of an intercompany service agreement.

Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid a fee of $500 plus travel expenses for each meeting of the Board of Directors attended. In addition, each director who serves as a member of the Audit Committee of the Board of Directors is paid a fee of $500 plus travel expenses for each meeting of such committee attended, unless such meeting is held in conjunction with a meeting of the Board of Directors held on the same day. Dr. Hill receives $100 per month in his capacity as Medical Director of the Company's insurance subsidiaries.

SECURITY OWNERSHIP OF CERTAIN OWNERS

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of March 28,2000.

                                 Shares           Percent
Name and Address of            Beneficially          of
Beneficial Owner                  Owned (1)        Class

InsCap Corporation
10555 Richmond Avenue, 2nd Floor
Houston, Texas  77042              3,317           45.92%

William F. Guest
10555 Richmond Avenue, 2nd Floor
Houston, Texas  77042              3,570 (2)       49.42%

(1) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(2) Mr. Guest owns directly and indirectly 455,514 shares, or 51.75%, of InsCap's issued and outstanding Common Stock, the sole voting class of securities of InsCap, and as the controlling stockholder of InsCap is deemed to be the beneficial owner of the shares of the Company owned by InsCap. In addition to the shares of Company Common Stock owned indirectly through InsCap, Mr. Guest directly owns 126 shares of Company Common Stock and is the beneficial owner of 127 shares of Company Common Stock through a trust for which he acts as trustee.

EXECUTIVE OFFICERS

The Bylaws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders.
Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at March 28, 2000), the offices held and the business experience during the past five years of each executive officer appear below.

William F. Guest (68):  Chairman of the Board and President.
For the biography of Mr. Guest see "Election of Directors."

John D. Cornett (41): Mr. Cornett has served as Executive Vice President of the Company since 1989 and as Treasurer of the Company since 1985. Mr. Cornett is a director and the Secretary of InsCap and the President and Chief Operating Officer and a director of each of the Company's life insurance subsidiaries. Mr. Cornett is a certified public accountant and, prior to joining the Company and its affiliates in 1984, Mr. Cornett held positions with American General Life Insurance Company and Prudential Insurance Company of America.

H. Kathleen Musselwhite (43): Ms. Musselwhite has served as Assistant Treasurer of the Company since 1995 and as Secretary of the Company since March 1997. Ms. Musselwhite is also the Treasurer and Controller, the Secretary and a director of each of the Company's life insurance subsidiaries. Ms. Musselwhite is a certified public accountant and, prior to joining the Company and its affiliates in 1995, Ms. Musselwhite served as Assistant Controller of American General Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information with respect to shares of each class of voting equity security of the Company and InsCap beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 28, 2000.


Name of                 Amount and Nature
Beneficial                of Beneficial          Percent
Owner(1)                  Ownership (2)        of Class (3)

                           The Company
                           Common Stock

William F. Guest             3,570 (4)            49.42%
John D. Cornett                198                 2.74%
C. Stratton Hill, Jr.            6 (5)                *
All Officers and Directors   3,774                52.24%


                             InsCap
                           Common Stock

William F. Guest            455,514 (4)           51.75%
R. Wellington Daniels        37,000                4.20
John D. Cornett              11,000                1.25%
All Officers and Directors  503,514               57.20%

(1) The address of each of the officers and directors is c/o Acap Corporation, 10555 Richmond Avenue, 2nd Floor,
Houston, Texas 77042.

(2) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(3) Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

(4) The Company Common Stock shown as owned by Mr. Guest includes 126 shares he owns directly, 127 shares owned indirectly by him through a trust for which he acts as trustee, and 3,317 shares owned indirectly by him through InsCap, the Company's parent, of which company Mr. Guest is the controlling stockholder. Mr. Guest has pledged certain of his InsCap shares as security for loans which, in the event of default, could result in a change of control in InsCap, and therefore the Company.

 (5) All such shares of Company Common Stock are owned by Dr. Hill's children.

BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 1999 by the persons and entities filing same, the Company believes that during its fiscal year ended December 31, 1999 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

EXECUTIVE COMPENSATION

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and (ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers") was as follows:


Name and                                       Shares      All
Principal                     Salary  Bonus   Underlying  Others
Position             Year       ($)    ($)    Options (#)  ($)

William F. Guest,    1999     230,000   --        --      17,051*
CEO                  1998     230,000   --        --      14,936*
                     1997     230,000   --       100        --

John D. Cornett,     1999     135,000   --        --      17,588**
Treasurer            1998     120,000   --        --      17,612**
                     1997     120,000   --       100      17,628**

* A split dollar agreement was signed between Mr. Guest and American Capitol Insurance Company ("American Capitol") on August 28, 1998 with an effective date of December 8, 1997. The agreement allows Mr. Guest one-third of a key-man policy on his life owned by American Capitol in exchange for $328,000, one-third of the cash value of the policy on December 8, 1997. Mr. Guest is required to pay to American Capitol each year on or before August 28th an amount equal to the one-year term cost of the insurance protection until the $328,000 is paid for. As of December 31, 1999 the remaining balance owed by Mr. Guest was $314,255.

** The Company advanced Mr. Cornett $17,588, $17,612, and $17,628 during 1999, 1998 and 1997, respectively, toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. The advance is not compensation to Mr. Cornett to the extent that it is subject to repayment to the Company.

The preceding table excludes club memberships and certain other benefits in an aggregate amount of less than 10% of the officer's annual salary.

In August 1997, American Capitol entered into a disability income agreement with Mr. Guest which provides for cash payments to Mr. Guest or for his benefit in the event that he becomes disabled while employed by American Capitol. In such event, Mr. Guest's salary will be continued at 100% of his salary at the time of disability up to one year and will be continued at 80% of his salary at the time of disability for up to five years. In addition to the foregoing time limitations, the disability payments stop upon Mr. Guest's recovery or upon Mr. Guest's reaching the age of 75.

In April 1997, American Capitol renewed for a period of three years an employment agreement with Mr. Cornett pursuant to which Mr. Cornett serves as President and Chief Operating Officer of American Capitol. The agreement provides for an annual compensation of not less than $120,000. In the event Mr. Cornett's employment is terminated during the term of the agreement other than for cause, the salary payable thereunder, under specified conditions and subject to certain limitations, will continue for up to 18 months, less any amounts earned by Mr. Cornett from other employment during such period. In addition, in April 1997, American Capitol renewed a stock purchase agreement with Mr. Cornett which provides that in the event of a change of control of American Capitol, Mr. Cornett shall have the right to sell certain shares of Company Common Stock owned by him to American Capitol at a price per share determined by reference to the consideration involved in the change of control.

The following table reflects certain information with respect to the Named Executive Officers regarding stock options exercised during fiscal year 1999 and the number of unexercised options and the value of unexercised options outstanding at December 31, 1999. None of the unexercised options were exercisable at December 31, 1999.

                                        Number of
                                        Securities     Value of
                   Shares               Underlying   Unexercised
                  Acquired    Value     Unexercised  In-the-Money
                    on        Realized   Options at   Options at
Name              Exercise(#)   ($)     12/31/99(#)  12/31/99($)

William F. Guest    --           --         100        24,700

John D. Cornett      --          --         100        27,100


The value of unexercised in-the-money options shown in the table above equals the difference between the closing bid price of the Company Common Stock at December 31, 1999 and the exercise price of the options multiplied by the number of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

InsCap is the immediate parent of the Company.  See
"Security Ownership of Certain Owners" for the basis of control and the percentage of voting securities owned.

INDEPENDENT AUDITORS

Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 1999. KPMG has served as the independent auditors for the Company for the fiscal year ended December 31, 1999. The Company anticipates that KPMG will be selected to serve in such capacity for the fiscal year ending December 31, 2000, subject to formal approval of such engagement by the Company's Audit Committee.
Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

QUORUM FOR MEETING

The Bylaws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the Company's 2001 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 11, 2000 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to that meeting.


                      By Order of the Board of Directors


                      H. Kathleen Musselwhite
                      Secretary

April 10, 2000































Acap Corporation
10555 Richmond Avenue, 2nd Floor
Houston, Texas  77042